Exhibit 99.1

Kimco Realty® Announces Third Quarter 2023 Results

– Leased 2.1 Million Square Feet with Double-Digit Leasing Spreads –
– Board Raises Quarterly Cash Dividend on Common Shares by 4.3% –
– Raises 2023 Guidance Range –

JERICHO, N.Y.--(BUSINESS WIRE)--October 26, 2023--Kimco Realty® (NYSE: KIM), North America’s largest publicly traded owner and operator of open-air, grocery-anchored shopping centers and a growing portfolio of mixed-use assets, today reported results for the third quarter ended September 30, 2023. For the three months ended September 30, 2023 and 2022, Kimco Realty’s net income available to the company’s common shareholders per diluted share was $0.18 and $0.08, respectively.

Third Quarter Highlights

  Produced Funds From Operations* (FFO) of $0.40 per diluted share.
  Achieved pro-rata portfolio occupancy of 95.5%, which included an impact of 37 basis points due to vacating the last remaining leases with Bed Bath & Beyond.
  Pro-rata small shop occupancy expanded 10 basis points sequentially and 190 basis points year-over-year to 91.1%, matching the company’s all-time high.
  Leased 2.1 million square feet generating blended pro-rata rent spreads on comparable spaces, including renewals and options, of 13.4%, the highest level of combined leasing spreads in six years.
  Generated pro-rata cash rent spreads of 34.9% for new leases on comparable spaces, including seven former Bed Bath & Beyond leases with a blended, pro-rata rent increase of 54%.
  Produced 2.6% growth in Same-Property Net Operating Income* (NOI) over the same period a year ago.
  Agreed to the all-stock acquisition of RPT Realty (RPT), which is expected to be accretive to FFO, leverage neutral and to increase Kimco’s size and scale in target markets and provide embedded growth opportunities.
  Acquired Stonebridge at Potomac Town Center, a 96%-occupied, 504,000-square-foot, grocery-anchored lifestyle center in Woodbridge, Virginia, for $172.5 million.
  Subsequent to quarter end, issued $500 million of senior unsecured notes with a 6.400% coupon that mature in 2034.
*Reconciliations of non-GAAP measures to the most directly comparable GAAP measure are provided in the tables accompanying this press release.

“With virtually no new supply and strong demand from a multitude of tenants, buoyed by a resilient consumer, we continue to produce strong operating results capped off by the 2.1 million square feet leased during the quarter with positive double-digit leasing spreads highlighting our portfolio’s pricing power,” stated Kimco CEO, Conor Flynn. “We also continue to prioritize the de-risking of our balance sheet by partially prefunding our upcoming 2024 debt maturities with the issuance of $500 million of senior unsecured notes due in 2034. Our significant $2.4 billion liquidity position, including over $400 million of cash on the balance sheet, as well as shares of Albertsons valued at over $300 million at quarter end, we expect will enable us to effectively navigate the macroeconomic headwinds and further reinforces our position as the country’s premier owner and operator of open-air, grocery-anchored shopping centers and mixed-use assets.”

Financial Results

Net income available to the company’s common shareholders for the third quarter of 2023 was $112.0 million, or $0.18 per diluted share, compared to $51.6 million, or $0.08 per diluted share, for the third quarter of 2022. Included in the year-over-year change was an $88.7 million benefit from mark-to-market gains on marketable securities, primarily stemming from a change in the value of Albertsons Companies, Inc. (NYSE: ACI) common stock held by the company. Partially offsetting this benefit was an $8.0 million increase in interest expense, primarily due to a reduction of the fair market value amortization of Weingarten Realty Investors (WRI) bonds compared to the third quarter of 2022. Other notable factors impacting the year-over-year change were $10.1 million lower Equity in income of joint ventures, net, and $4.6 million less Equity in income of other investments, net, which was primarily due to lower gains on sales and profit participations, respectively. Net income available to the company’s common shareholders for the third quarter of 2023 also included $3.8 million of charges related to the pending merger with RPT, and $4.8 million of income, net, related to the liquidation of the former WRI pension plan.

FFO was $248.6 million, or $0.40 per diluted share, for the third quarter of 2023, compared to $254.5 million, or $0.41 per diluted share, for the third quarter 2022. The company excludes from FFO all realized or unrealized marketable securities gains and losses, including those related to its investment in ACI. Also excluded from FFO are gains and losses from the sale of operating properties, real estate-related depreciation, profit participations from other investments, and other items considered incidental to the company’s business.

Operating Results

  Executed 457 leases totaling 2.1 million square feet, generating blended pro-rata rent spreads on comparable spaces of 13.4%, with pro-rata cash rent spreads for new leases up 34.9% and renewals and options growing 8.8%.
  Pro-rata portfolio occupancy ended the quarter at 95.5%, an increase of 20 basis points year-over-year and down 30 basis points sequentially. During the third quarter, portfolio occupancy was impacted approximately 45 basis points from vacating the last remaining leases with Bed Bath & Beyond (16 leases), Tuesday Morning and Christmas Tree Shops (one lease each).
  Pro-rata anchor and small shop occupancy ended the quarter at 97.2% and 91.1%, respectively.
  Reported a 320-basis-point spread between leased (reported) occupancy versus economic occupancy at the end of the third quarter, representing approximately $52 million in anticipated future annual base rent.
  Produced 2.6% growth in Same-Property NOI over the same period a year ago, driven by a 2.9% increase in minimum rent.

Investment & Disposition Activities

  As previously announced, acquired Stonebridge at Potomac Town Center for $172.5 million. This dominant grocery-anchored asset in the Washington D.C. suburbs of Virginia, totals 504,000 square feet and is anchored by a Wegmans grocer.
  Sold one shopping center and two wholly owned parcels during the third quarter totaling 143,000 square feet for $40.1 million. The company’s pro-rata share of the aggregate sales price was $15.6 million.
  As previously announced, agreed to acquire RPT Realty in an all-stock transaction valued at approximately $2 billion. The transaction, which is expected to be leverage neutral and accretive to FFO, is anticipated to close in the beginning of 2024, subject to RPT shareholder approval and other customary closing conditions.

Capital Market Activities

  Ended the third quarter with over $2.4 billion of immediate liquidity, including full availability of the company’s $2.0 billion unsecured revolving credit facility and $424.3 million of cash and cash equivalents on the balance sheet. In addition, the company held 14.2 million shares of ACI common stock valued at $323.3 million as of September 30, 2023.

Dividend Declarations

  Kimco’s board of directors declared a quarterly cash dividend on common shares of $0.24 per share, representing an increase of 4.3% over the prior common dividend of $0.23 per share, payable on December 21, 2023, to shareholders of record on December 7, 2023.
  The board of directors also declared quarterly dividends with respect to each of the company’s Class L and Class M series of cumulative redeemable preferred shares. These dividends on the preferred shares will be paid on January 16, 2024, to shareholders of record on January 2, 2024.

2023 Full Year Outlook

Kimco’s 2023 guidance is presented on a stand-alone basis and does not incorporate any additional impact from its pending merger with RPT other than the $(3.8) million, or $(0.01) per diluted share, of merger-related charges incurred during the third quarter of 2023. The company has updated its 2023 guidance ranges as well as certain operational assumptions as follows:

	Current*	Previous
Net income available to the company’s common shareholders (per diluted share):	$0.96 to $0.98**	$0.92 to $0.95
FFO (per diluted share):	$1.56 to $1.57**	$1.55 to $1.57

*The tables accompanying this press release provide a reconciliation for the Current forward-looking non-GAAP measure.
**Includes $(0.01) per diluted share of merger-related charges incurred during the third quarter of 2023.

Operational Assumptions (Kimco’s pro-rata share)	Current	Previous
Same-property NOI growth:	1.75% to 2.25%	1.00% to 2.00%
Credit loss (as a % of total pro-rata rental revenues) included in Same Property NOI growth:	(0.75%) to (1.00%)	(0.75%) to (1.25%)
Total property acquisitions (including structured investments), net of dispositions:	$175 million	$100 million
Conference Call Information
When:	8:30 AM ET, October 26, 2023
Live Webcast:	3Q23 Kimco Realty Earnings Conference Call or on Kimco Realty’s website investors.kimcorealty.com (replay available through January 26, 2024)
Dial #:	1-888-317-6003 (International: 1-412-317-6061). Passcode: 9938295

About Kimco Realty®

Kimco Realty® (NYSE:KIM) is a real estate investment trust (REIT) headquartered in Jericho, N.Y. that is North America’s largest publicly traded owner and operator of open-air, grocery-anchored shopping centers and a growing portfolio of mixed-use assets. The company’s portfolio is primarily concentrated in the first-ring suburbs of the top major metropolitan markets, including those in high-barrier-to-entry coastal markets and rapidly expanding Sun Belt cities, with a tenant mix focused on essential, necessity-based goods and services that drive multiple shopping trips per week. Kimco Realty is also committed to leadership in environmental, social and governance (ESG) issues and is a recognized industry leader in these areas. Publicly traded on the NYSE since 1991, and included in the S&P 500 Index, the company has specialized in shopping center ownership, management, acquisitions, and value enhancing redevelopment activities for more than 60 years. As of September 30, 2023, the company owned interests in 527 U.S. shopping centers and mixed-use assets comprising 90 million square feet of gross leasable space. For further information, please visit www.kimcorealty.com.

The company announces material information to its investors using the company’s investor relations website (investors.kimcorealty.com), SEC filings, press releases, public conference calls, and webcasts. The company also uses social media to communicate with its investors and the public, and the information the company posts on social media may be deemed material information. Therefore, the company encourages investors, the media, and others interested in the company to review the information that it posts on the social media channels, including Facebook (www.facebook.com/kimcorealty), Twitter (www.twitter.com/kimcorealty) and LinkedIn (www.linkedin.com/company/kimco-realty-corporation). The list of social media channels that the company uses may be updated on its investor relations website from time to time.

Safe Harbor Statement

This communication contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Kimco Realty Corporation (the "Company”) intends such forward-looking statements to be covered by the safe harbor provisions for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995 and includes this statement for purposes of complying with the safe harbor provisions. Forward-looking statements, which are based on certain assumptions and describe the Company’s future plans, strategies and expectations, are generally identifiable by use of the words “believe,” “expect,” “intend,” “commit,” “anticipate,” “estimate,” “project,” “will,” “target,” “plan”, “forecast” or similar expressions. You should not rely on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which, in some cases, are beyond the Company’s control and could materially affect actual results, performances or achievements. Factors which may cause actual results to differ materially from current expectations include, but are not limited to, (i) general adverse economic and local real estate conditions, (ii) the impact of competition, including the availability of acquisition or development opportunities and the costs associated with purchasing and maintaining assets; (iii) the inability of major tenants to continue paying their rent obligations due to bankruptcy, insolvency or a general downturn in their business, (iv) the reduction in the Company’s income in the event of multiple lease terminations by tenants or a failure of multiple tenants to occupy their premises in a shopping center, (v) the potential impact of e-commerce and other changes in consumer buying practices, and changing trends in the retail industry and perceptions by retailers or shoppers, including safety and convenience, (vi) the availability of suitable acquisition, disposition, development and redevelopment opportunities, and the costs associated with purchasing and maintaining assets and risks related to acquisitions not performing in accordance with our expectations, (vii) the Company’s ability to raise capital by selling its assets, (viii) disruptions and increases in operating costs due to inflation and supply chain issues, (ix) risks associated with the development of mixed-use commercial properties, including risks associated with the development, and ownership of non-retail real estate, (x) changes in governmental laws and regulations, including, but not limited to changes in data privacy, environmental (including climate change), safety and health laws, and management’s ability to estimate the impact of such changes, (xi) risks and uncertainties associated with the Company’s and RPT Realty’s (“RPT”) ability to complete the proposed merger transaction (the “proposed transaction”) on the proposed terms or on the anticipated timeline, or at all, including risks and uncertainties related to securing the necessary RPT shareholder approval and satisfaction of other closing conditions to consummate the proposed transaction, (xii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, (xiii) risks related to diverting the attention of management from ongoing business operations, (xiv) the Company’s failure to realize the expected benefits of the proposed transaction, (xv) significant transaction costs and/or unknown or inestimable liabilities related to the proposed transaction, (xvi) the risk of litigation, including shareholder litigation, in connection with the proposed transaction, including any resulting expense or delay, (xvii) the ability to successfully integrate the operations of the Company and RPT following the closing of the proposed transaction and the risk that such integration may be more difficult, time-consuming or costly than expected, (xviii) risks related to future opportunities and plans for the combined company, including the uncertainty of expected future financial performance and results of the combined company following completion of the proposed transaction, (xix) effects relating to the announcement of the proposed transaction or any further announcements or the consummation of the proposed transaction on the market price of the Company’s common stock or RPT’s common shares or on each company’s respective relationships with tenants, employees, joint venture partners and third parties, (xx) the possibility that, if the Company does not achieve the perceived benefits of the proposed transaction as rapidly or to the extent anticipated by financial analysts or investors, the market price of the Company’s common stock could decline, (xxi) valuation and risks related to the Company’s joint venture and preferred equity investments and other investments, (xxii) valuation of marketable securities and other investments, including the shares of Albertsons Companies, Inc. common stock held by the Company, (xxiii) impairment charges, (xxiv) criminal cybersecurity attacks disruption, data loss or other security incidents and breaches, (xxv) impact of natural disasters and weather and climate-related events, (xxvi) pandemics or other health crises, such as coronavirus disease 2019 (“COVID-19”), (xxvii) our ability to attract, retain and motivate key personnel, (xxviii) financing risks, such as the inability to obtain equity, debt or other sources of financing or refinancing on favorable terms to the Company, (xxix) the level and volatility of interest rates and management’s ability to estimate the impact thereof, (xxx) changes in the dividend policy for the Company’s common and preferred stock and the Company’s ability to pay dividends at current levels, (xxxi) unanticipated changes in the Company’s intention or ability to prepay certain debt prior to maturity and/or hold certain securities until maturity, (xxxii) the Company’s ability to continue to maintain its status as a REIT for U.S. federal income tax purposes and potential risks and uncertainties in connection with its UPREIT structure, and (xxxiii) other risks and uncertainties identified under Item 1A, “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2022 as supplemented by the risks and uncertainties identified under Item 1A, “Risk Factors” in our Quarterly Report on Form 10-Q. Accordingly, there is no assurance that the Company’s expectations will be realized. The Company disclaims any intention or obligation to update the forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to refer to any further disclosures the Company makes in other filings with the Securities and Exchange Commission (“SEC”).

Important Additional Information and Where to Find It

In connection with the proposed transaction, the Company has filed with the SEC a registration statement on Form S-4 to register the shares of the Company’s common stock, the Company’s preferred stock and depositary shares in respect thereof to be issued in connection with the proposed transaction. The registration statement has not yet been declared effective. The registration statement includes a proxy statement/prospectus which will be sent to the shareholders of RPT seeking their approval of certain transaction-related proposals after the registration statement has been declared effective. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT ON FORM S-4 AND THE RELATED PROXY STATEMENT/PROSPECTUS, AS WELL AS ANY AMENDMENTS OR SUPPLEMENTS TO THOSE DOCUMENTS AND ANY OTHER RELEVANT DOCUMENTS FILED OR TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED TRANSACTION, AS AND WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN AND WILL CONTAIN IMPORTANT INFORMATION ABOUT THE COMPANY, RPT AND THE PROPOSED TRANSACTION.

Investors and security holders may obtain copies of these documents free of charge through the website maintained by the SEC at www.sec.gov or from the Company at its website, www.kimcorealty.com or from RPT at its website, www.rptrealty.com. Documents filed with the SEC by the Company will be available free of charge by accessing the Company’s website at kimcorealty.com under the heading Investors or, alternatively, by directing a request to the Company at ir@kimcorealty.com or 500 North Broadway, Suite 201, Jericho, NY 11753, telephone: (516) 869-9000, and documents filed with the SEC by RPT will be available free of charge by accessing RPT’s website at www.rptrealty.com under the heading Investors or, alternatively, by directing a request to RPT at invest@rptrealty.com or 19 West 44th Street, Suite 1002, New York, NY 10036, telephone: (212) 221-7139.

Participants in the Solicitation

The Company and RPT and certain of their respective directors, trustees and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies from the shareholders of RPT in respect of the proposed transaction under the rules of the SEC. Information about the Company’s directors and executive officers is available in the Company’s proxy statement dated March 15, 2023 for its 2023 Annual Meeting of Stockholders. Information about RPT’s trustees and executive officers is available in RPT’s proxy statement dated March 16, 2023 for its 2023 Annual Meeting of Shareholders. Other information regarding the participants in the proxy solicitation and a description of their direct and indirect interests, by security holdings or otherwise, is and will be contained in the proxy statement/prospectus and other relevant materials filed and to be filed with the SEC regarding the proposed transaction as and when they become available. Investors should read the proxy statement/prospectus carefully before making any voting or investment decisions. You may obtain free copies of these documents from the Company or RPT using the sources indicated above.

No Offer or Solicitation

This communication shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offering of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act.

Condensed Consolidated Balance Sheets
(in thousands, except share data)
(unaudited)

	September 30, 2023	December 31, 2022
Assets:
Real estate, net of accumulated depreciation and amortization
of $3,735,535 and $3,417,414, respectively	$15,127,673	$15,039,828
Investments in and advances to real estate joint ventures	1,098,822	1,091,551
Other investments	139,362	107,581
Cash and cash equivalents	424,262	149,829
Marketable securities	327,135	597,732
Accounts and notes receivable, net	288,499	304,226
Operating lease right-of-use assets, net	128,534	133,733
Other assets	417,074	401,642
Total assets	$17,951,361	$17,826,122

Liabilities:
Notes payable, net	$6,772,111	$6,780,969
Mortgages payable, net	356,899	376,917
Accounts payable and accrued expenses	261,693	207,815
Dividends payable	5,308	5,326
Operating lease liabilities	109,824	113,679
Other liabilities	630,245	601,574
Total liabilities	8,136,080	8,086,280
Redeemable noncontrolling interests	92,933	92,933

Stockholders' Equity:
Preferred stock, $1.00 par value, authorized 7,054,000 shares;
Issued and outstanding (in series) 19,367 and 19,435 shares, respectively;
Aggregate liquidation preference $484,179 and $485,868, respectively	19	19
Common stock, $.01 par value, authorized 750,000,000 shares; issued
and outstanding 619,874,590 and 618,483,565 shares, respectively	6,199	6,185
Paid-in capital	9,628,660	9,618,271
Cumulative distributions in excess of net income	(51,377)	(119,548)
Accumulated other comprehensive income	6,616	10,581
Total stockholders' equity	9,590,117	9,515,508
Noncontrolling interests	132,231	131,401
Total equity	9,722,348	9,646,909
Total liabilities and equity	$17,951,361	$17,826,122

Condensed Consolidated Statements of Income
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Revenues
Revenues from rental properties, net	$441,816	$429,042	$1,319,162	$1,274,969
Management and other fee income	4,249	4,361	12,635	12,881
Total revenues	446,065	433,403	1,331,797	1,287,850
Operating expenses
Rent	(3,939)	(3,703)	(12,097)	(11,854)
Real estate taxes	(57,875)	(55,578)	(173,002)	(165,967)
Operating and maintenance	(76,604)	(71,457)	(226,919)	(210,466)
General and administrative	(33,697)	(29,677)	(101,180)	(87,606)
Impairment charges	(2,237)	(7,067)	(14,043)	(21,758)
Merger charges	(3,750)	-	(3,750)	-
Depreciation and amortization	(127,437)	(125,419)	(382,983)	(380,324)
Total operating expenses	(305,539)	(292,901)	(913,974)	(877,975)

Gain on sale of properties	-	3,821	52,376	10,958
Operating income	140,526	144,323	470,199	420,833

Other income/(expense)
Special dividend income	-	-	194,116	-
Other income, net	8,377	6,226	19,080	18,851
Gain/(loss) on marketable securities, net	13,225	(75,491)	17,642	(215,194)
Interest expense	(60,424)	(52,391)	(182,404)	(165,876)
Early extinguishment of debt charges	-	(428)	-	(7,658)
Income before income taxes, net, equity in income of joint ventures,
net, and equity in income from other investments, net	101,704	22,239	518,633	50,956

Benefit/(provision) for income taxes, net	729	1,039	(61,127)	1,096
Equity in income of joint ventures, net	16,257	26,360	57,589	94,060
Equity in income of other investments, net	2,100	6,733	8,741	15,491

Net income	120,790	56,371	523,836	161,603
Net (income)/loss attributable to noncontrolling interests	(2,551)	1,583	(9,208)	14,152
Net income attributable to the company	118,239	57,954	514,628	175,755
Preferred dividends, net	(6,285)	(6,307)	(18,736)	(18,911)
Net income available to the company's common shareholders	$111,954	$51,647	$495,892	$156,844

Per common share:
Net income available to the company's common shareholders: (1)
Basic	$0.18	$0.08	$0.80	$0.25
Diluted (2)	$0.18	$0.08	$0.80	$0.25
Weighted average shares:
Basic	617,090	615,832	616,888	615,417
Diluted	617,271	618,018	619,495	617,856
(1)	Adjusted for earnings attributable from participating securities of ($641) and ($582) for the three months ended September 30, 2023 and 2022, respectively. Adjusted for earnings attributable from participating securities of ($2,460) and ($1,581) for the nine months ended September 30, 2023 and 2022, respectively.

(2)	Reflects the potential impact if certain units were converted to common stock at the beginning of the period. The impact of the conversion would have an antidilutive effect on net income and therefore have not been included. Distributions on convertible units did not have a dilutive impact for the three months ended September 30, 2023 and 2022, respectively. Adjusted for distributions on convertible units of $1,919 and $0 for the nine months ended September 30, 2023 and 2022, respectively.

Reconciliation of Net Income Available to the Company's Common Shareholders
to FFO Available to the Company's Common Shareholders (1)
(in thousands, except per share data)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income available to the company's common shareholders	$111,954	$51,647	$495,892	$156,844
Gain on sale of properties	-	(3,821)	(52,376)	(10,958)
Gain on sale of joint venture properties	(1,130)	(7,998)	(9,020)	(38,182)
Depreciation and amortization - real estate related	126,291	124,478	379,294	377,611
Depreciation and amortization - real estate joint ventures	16,244	16,667	48,390	50,168
Impairment charges (including real estate joint ventures)	2,237	7,735	14,040	25,668
Profit participation/(loss) from other investments, net	479	(5,358)	(2,282)	(11,009)
Special dividend income	-	-	(194,116)	-
(Gain)/loss on marketable securities/derivative, net	(6,225)	75,491	(10,642)	215,194
(Benefit)/provision for income taxes, net (2)	(669)	(227)	61,463	(235)
Noncontrolling interests (2)	(575)	(4,144)	(68)	(23,603)
FFO available to the company's common shareholders (4) (5)	$248,606	$254,470	$730,575	$741,498

Weighted average shares outstanding for FFO calculations:
Basic	617,090	615,832	616,888	615,417
Units	2,562	2,558	2,555	2,498
Dilutive effect of equity awards	124	2,133	129	2,392
Diluted	619,776	620,523	619,572	620,307

FFO per common share - basic	$0.40	$0.41	$1.18	$1.20
FFO per common share - diluted (3)	$0.40	$0.41	$1.18	$1.20
(1)	The company considers FFO to be an important supplemental measure of its operating performance and believes it is frequently used by securities analysts, investors and other interested parties in the evaluation of REITs, many of which present FFO when reporting results. Comparison of the company's presentation of FFO to similarly titled measures for other REITs may not necessarily be meaningful due to possible differences in the application of the Nareit definition used by such REITs.
(2)	Related to gains, impairments, depreciation on properties, and gains/(losses) on sales of marketable securities, where applicable.
(3)	Reflects the potential impact if certain units were converted to common stock at the beginning of the period. FFO available to the company’s common shareholders would be increased by $584 and $560 for the three months ended September 30, 2023 and 2022, respectively. FFO available to the company's common shareholders would be increased by $1,752 and $1,486 for the nine months ended September 30, 2023 and 2022, respectively.
(4)	Includes Early extinguishment of debt charges of $0.4 million and $7.7 million recognized during the three and nine months ended September 30, 2022, respectively.
(5)	Includes merger-related charges of $3.8 million for both the three and nine months ended September 30, 2023. In addition, includes income related to the liquidation of the pension plan of $4.8 million, net and $5.0 million, net for the three and nine months ended September 30, 2023, respectively.

Reconciliation of Net income Available to the Company's Common Shareholders to Same Property NOI (1)(2)
(in thousands)
(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Net income available to the company's common shareholders	$111,954	$51,647	$495,892	$156,844
Adjustments:
Management and other fee income	(4,249)	(4,361)	(12,635)	(12,881)
General and administrative	33,697	29,677	101,180	87,606
Impairment charges	2,237	7,067	14,043	21,758
Merger charges	3,750	-	3,750	-
Depreciation and amortization	127,437	125,419	382,983	380,324
Gain on sale of properties	-	(3,821)	(52,376)	(10,958)
Special dividend income	-	-	(194,116)	-
Interest expense and other income, net	52,047	46,593	163,324	154,683
(Gain)/loss on marketable securities, net	(13,225)	75,491	(17,642)	215,194
(Benefit)/provision for income taxes, net	(729)	(1,039)	61,127	(1,096)
Equity in income of other investments, net	(2,100)	(6,733)	(8,741)	(15,491)
Net income/(loss) attributable to noncontrolling interests	2,551	(1,583)	9,208	(14,152)
Preferred dividends, net	6,285	6,307	18,736	18,911
Non same property net operating income	(10,324)	(15,313)	(45,949)	(50,994)
Non-operational expense from joint ventures, net	23,107	14,754	61,911	31,580
Same Property NOI	$332,438	$324,105	$980,695	$961,328
(1)	The company considers Same Property NOI as an important operating performance measure because it is frequently used by securities analysts and investors to measure only the net operating income of properties that have been owned by the company for the entire current and prior year reporting periods. It excludes properties under redevelopment, development and pending stabilization; properties are deemed stabilized at the earlier of (i) reaching 90% leased or (ii) one year following a project’s inclusion in operating real estate. Same Property NOI assists in eliminating disparities in net income due to the development, acquisition or disposition of properties during the particular period presented, and thus provides a more consistent performance measure for the comparison of the company's properties. The company’s method of calculating Same Property NOI may differ from methods used by other REITs and, accordingly, may not be comparable to such other REITs.
(2)	Amounts represent Kimco Realty's pro-rata share.

Reconciliation of the Projected Range of Net Income Available to the Company's Common Shareholders
to Funds From Operations Available to the Company's Common Shareholders
(unaudited, all amounts shown are per diluted share)

	Projected Range
	Full Year 2023
	Low	High
Net income available to the company's common shareholders	$0.96	$0.98

Gain on sale of properties	(0.09)	(0.12)

Gain on sale of joint venture properties	(0.01)	(0.02)

Depreciation & amortization - real estate related	0.81	0.83

Depreciation & amortization - real estate joint ventures	0.10	0.11

Impairment charges (including real estate joint ventures)	0.02	0.02

Special dividend income (1)	(0.31)	(0.31)

Gain on marketable securities, net	(0.02)	(0.02)

Provision for income taxes (2)	0.10	0.10

FFO available to the company's common shareholders	$1.56	$1.57
(1)	Related to the special cash dividend from ACI
(2)	Related to gains, impairments, depreciation on properties and gains/(losses) on sales of marketable securities, where applicable.

Projections involve numerous assumptions such as rental income (including assumptions on percentage rent), interest rates, tenant defaults, occupancy rates, selling prices of properties held for disposition, expenses (including salaries and employee costs), insurance costs and numerous other factors. Not all of these factors are determinable at this time and actual results may vary from the projected results, and may be above or below the range indicated. The above range represents management’s estimate of results based upon these assumptions as of the date of this press release.

Contacts

David F. Bujnicki
Senior Vice President, Investor Relations and Strategy
Kimco Realty Corporation
(833) 800-4343
dbujnicki@kimcorealty.com